EXHIBIT 10.62

J. C. Penney Company, Inc.

Deferred Compensation Plan for Directors

As amended and restated effective February 27, 2008

and As Further Amended Through December 10, 2008

1. Purpose of Plan

The purpose of the J. C. Penney Company, Inc. Deferred Compensation Plan for Directors (“Plan”) is to provide a procedure whereby a member of the Board of Directors of J. C. Penney Company, Inc. (“Company”) who is not an associate of the Company or any of its subsidiaries (“Director”) may defer the payment of all or a specified portion of the compensation payable to the Director for services as a Director, including the annual retainer, meeting fees, and fees payable to a Director for services above and beyond those services in connection with his or her Board and committee responsibilities (“Fees”). Deferred Fees will be subject to Social Security Self-Employment tax in the year the Fees are paid irrespective of when such Fees are earned. A Director who elects to defer the payment of Fees will be eligible to make a deductible Keogh Plan contribution with respect to such Fees in the year such Fees are actually paid to the Director.

2. Administration

The Plan shall be administered by a committee (“Committee”) consisting of one or more persons appointed from time to time by the Board of Directors out of those members of the Board of Directors who have never been participants under the Plan. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.

3. Election to Defer

3.1 A Director may elect annually to defer payment of all or a specified portion of any unearned Fees. This election to defer must be made by December 31 of the calendar year prior to the calendar year that the election becomes effective for the Fees earned in such calendar year, and the election shall become irrevocable on December 31 of the year in which the election is made. Such election shall be effective January 1 of the calendar year following the calendar year of election. For purposes of Section 3.1 and 3.2, Fees will be treated as earned in the period during which the services giving rise to such Fees are performed.

3.2 A newly eligible Director may make an election to defer payment of all or a specified portion of any unearned Fees for the current year of appointment if the election is made within 30 days of the effective date of election to the Board. A Director will not be treated as newly eligible if the Director is otherwise eligible to participate in an agreement, method, program, or other arrangement that would be aggregated with this Plan under section 409A of the Internal Revenue Code of 1986, as amended (“Code”) or Treasury Regulation section 1.409A-1(c)(2), or its successor. A Director who has terminated board service and is subsequently re-elected to the Board will be deemed to be newly eligible to the extent permitted under Code section 409A or Treasury Regulation section 1.409A-2(a)(7), or its successor. If the election to defer is not made within 30 days, or the Director is not otherwise newly eligible, the Director will be allowed to make an election for the deferral of unearned Fees for the following year in accordance with Section 3.1 above.

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3.3 A Director’s election to defer will remain in effect from year to year until he or she files a new election in accordance with Section 3.1 or gives notice to terminate such election. In order for a termination of an election to become effective for a calendar year, the notice to terminate the election must be received prior to the election becoming irrevocable on the preceding December 31. An election to defer cannot be terminated once the election becomes effective for the calendar year, except due to an unforeseeable emergency as defined in Section 6.2.

4. Directors’ Accounts

4.1 There shall be established for each Director participating in the Plan an account on the books of the Company, to be designated as such Director’s deferred compensation account (“Account”). Unless and until a Change of Control (as defined hereinafter) shall be deemed to have occurred, all amounts deferred pursuant to the Plan, together with any further amounts accrued thereon, as hereinafter provided, shall be held in the general funds of the Company and shall be credited to the Director’s Account. The Company shall furnish quarterly or upon request to each participating Director a statement of such Director’s Account.

4.2 Change in Control.

(a) In the event a Change in Control (as defined in Section 4.2(c) below) shall be deemed to have occurred, the Company’s liability for benefits under the Plan shall be funded under an irrevocable trust, to the extent permitted under Code section 409A, and as described in Section 4.2(b) below, which shall be subject to the claims of the Company’s general creditors so that Eligible Directors will not be currently taxed upon the funding of such benefits.

(b) Grantor Trust. To the extent permitted by Code section 409A and the regulations thereunder, the Board of Directors will have the authority to transfer assets of the Company, or its affiliates or subsidiaries in an amount sufficient to pay benefits that have accrued under the Plan up to the date of a Change in Control, as described in Section 4.2(c), to a grantor trust to be established by the Company for the purpose of paying benefits hereunder; and the Director’s Account shall thereafter be paid to the Director from such trust in accordance with the terms of the Plan. On each anniversary date of the date of the Change of Control, to the extent permitted by Code section 409A and the regulations thereunder, the Company shall transfer to the grantor trust an amount necessary to pay all benefits accrued under the Plan during the preceding twelve months.

(c) Change in Control Event. For the purpose of determining whether a Change in Control has occurred with respect to the Plan, a Change in Control means a Change in Control within the meaning of Code section 409A and Treasury Regulation section 1.409A-3(i)(5), or its successor, including a change in the ownership of the corporation, a change in the effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation as such terms are defined in Treasury Regulation sections 1.409A-3(i)(5)(v), (vi) and (vii). For this purpose, “corporation” has the meaning given in Treasury Regulation section 1.409A-3(i)(5)(ii), or its successor.

4.3 If a Director should make the one-time election under the J. C. Penney Company, Inc. Retirement Plan for Non-Associate Directors to cease participation in that plan and to transfer his or her accrued benefit under that plan to this Plan, the amount so transferred, together with any further amounts accrued thereon (“Retirement Transfer”), shall be a part of the Director’s Account. Notwithstanding the foregoing, no Retirement Transfers to this Plan shall be made after 1997.

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4.4 A Director may elect that all but not a part of the balance in his or her Account be determined by reference to one of the following factors (“Factors”):

(a) the addition of interest, to be accrued during each such quarter and to be credited to such Account on the first business day following the end of such quarter on the basis of the average balance in such Account during such quarter, at a rate equal, also at such Director’s election, to either;

(1) the average annual rate payable for one-year United States Treasury Notes issued during such quarter, or

(2) the annual rate in effect for such quarter under the Interest income Account of the J. C. Penney Corporation, Inc. Savings, Profit-Sharing, and Stock Ownership Plan, or

(3) the year to date average of the Moody’s Single A Corporate Bond Yield compounded quarterly; or

(b) a number of units (“Units”), to be determined and valued in accordance with the fair market value of shares of the Company’s Common Stock of 50¢ par value (“Common Stock”), the method of such determination and valuation being set forth in Attachment A to the Plan.

4.5 The Director’s election as to the Factor to be referenced to determine the balance in his or her Account and any change in such election, shall be effective on the first day of the calendar quarter following receipt by the Secretary of the Company, or his or her designee, of written notice thereof; provided, however, that in the absence of any such election, the Factor for a Director’s Account shall be deemed to be the Savings Plan Interest Income Account described in Section 4.4(a)(2).

5. Payment from Directors’ Accounts

5.1 For amounts commencing distribution on or after January 1, 2008, a Director may receive payment from his or her Director’s Account due to separation from service on the Board, death, unforeseeable emergency, or disability. The Director’s Account will be paid in a single lump sum on the first day of the month (or as soon as practicable thereafter, but no later than the time required for payment under Treasury Regulation section 1.409A-3(d), or its successor) following the earlier of: (a) a separation from service within the meaning of Code section 409A and Treasury Regulation section 1.409A-1(h), or its successor, from the Board; or (b) death; or (c); unforeseeable emergency within the meaning of Code section 409A and Treasury Regulation section 1.409A-3(i)(3), or its successor, or (d) disability within the meaning of Code section 409A and Treasury Regulation section 1.409A-3(i)4), or its successor. Notwithstanding the foregoing or anything in Sections 5.5, 6.2, and 6.3 to the contrary, in the event the Account of a Director who should become a specified employee (as defined below) becomes payable due to the Director’s separation from service (as defined above) for reasons other than due to the Director’s death, payment of the Director’s Account shall be made the first day of the 7th month following the month in which occurs the Director’s separation from service. A specified employee shall have the meaning within Code section 409A and as determined in accordance with the rules of the Board of Directors in resolutions dated December 12, 2007.

5.2 Notwithstanding the foregoing, if an election to defer is made on or after September 25, 1984 and on or before December 31, 2004, and the distribution of the balance of these accounts began before January 1, 2008 and will not be completely distributed as of January 1, 2008, payment of the balance in a Director’s Account shall be made in 10 annual installments. Any installment payments owed to a Director, as of January 1, 2008, shall be paid on the first business day of 2008 (or as soon as practicable thereafter, but no later than the time required for payment under Treasury Regulation section 1.409A-3(d), or its successor) and of each succeeding calendar year until the entire remaining balance in a Director’s Account shall have been paid. During any period in which a balance remains in a Director’s Account, such remaining balance shall continue to be determined by the Factor which is then in effect for such Director until further changed by such Director. When a Director is to receive the balance of his or her Account in annual installments, each

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such annual installment shall be a fraction of the balance in such Account on the date such annual installment is to be paid, the numerator of which is one and the denominator of which is the total number of installments then remaining to be paid.

5.3 A director shall not have the right to elect a subsequent deferral of payment to a date beyond the payment event. Any payments from a Director’s Account shall be made in cash, and in no event shall shares of Company Stock be issued to a Director, even if such Director shall have elected to have the value of his or her Account determined by reference to the Unit Factor.

5.4 Except as provided in Code section 409A, Treasury Regulation section 1.409A-3(j)(4) or its successor, this Section, and Section 5.5, neither the Director nor the Company can accelerate the time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan. The Committee will have the discretion to accelerate payments in accordance with the provisions of Code section 409A and Treasury Regulation section 1.409A-3(j)(4), or its successor (provided that only the Board of Directors of the Company will have the discretion to accelerate payments in accordance with the provisions of Treasury Regulation section 1.409A-3(j)(4)(ix) or its successor).

5.5 If a Director’s Account when combined with the Director’s interest in any other agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Code section 409A and Treasury Regulation section 1.409A-1(c)(2), or its successor, is equal to or less than the applicable dollar amount under Code section 402(g)(1)(B), in effect for the year of distribution, the Committee will distribute the benefit in the form of an immediate lump sum payment, provided that the payment results in the termination and liquidation of the entirety of the Director’s interest under this Plan and all other agreements, methods, programs, or other arrangements aggregated with this Plan and is in accordance with Treasury Regulation section 1.409A-3(j)(4)(v), or its successor.

6. Payment in Event of Death, Unforeseeable Emergency, or Disability

6.1 If a Director should die before the balance in his or her Account shall have been paid in full, the balance of the Director’s Account then remaining shall be paid in a single lump sum to his or her designated beneficiary or beneficiaries on the first day of the month following the Director’s date of death, or, if later, as soon as administratively feasible after satisfactory proof of death is received by the Secretary of the Company, but in all event within the time required by Code section 409A and Treasury Regulation section 1.409A-3(d), or its successor. A Director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Director’s death. At any time, and from time to time, any such designation may be changed or canceled by the Director without notice to or the consent of any beneficiary. Any such designation, change, or cancellation shall be effective upon receipt by the Secretary of the Company of written notice thereof. If a Director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the Director has designated otherwise. If no beneficiary has been named by the Director, or if the designated beneficiary or beneficiaries shall have predeceased him or her, or shall no longer exist, the balance shall be paid to the Director’s estate.

6.2 A Director may request a single-sum distribution to satisfy a severe financial hardship resulting from an unforeseeable emergency beyond his control. The distribution shall be limited to the amount necessary to satisfy the severe financial hardship (including any applicable federal, state or local taxes attributable to such distribution), and shall not exceed the current value of the Director’s Account. An unforeseeable emergency shall have the meaning as is defined within Treasury Regulation section 1.409A-3(i)(3), or its successor. The determination of the existence of a severe financial hardship and the approval of an unforeseeable emergency distribution shall be made by the Committee, and any payment hereunder shall be made within 14 days (or as soon as practicable thereafter, but no later than the time required for payment under Treasury Regulation section 1.409A-3(d), or its successor) following such approval by the Committee. Approval shall be given only if, taking into account all of the facts and

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circumstances, continued deferral of benefits or adherence to the Plan’s payment schedule would result in a severe financial hardship to the Participant or Beneficiary. Approval shall not be granted if such hardship is or may be relieved through insurance, by liquidation of his or her assets (to the extent such liquidation would not itself cause severe financial hardship), or by terminating his or her election to defer. The amount of payment permitted hereunder shall in no event exceed the amount permitted under Treasury Regulation section 1.409A-3(i)(3)(ii), or its successor.

6.3 Upon a Director’s disability, the Committee shall direct the Company to pay in a lump sum to a Director the balance of the Director’s Account on the first day of the month (or as soon as practicable thereafter, but no later than the time required for payment under Treasury Regulation section 1.409A-3(d), or its successor) following the determination of the existence of a disability. Disability shall have the meaning as that term is defined within Treasury Regulation section 1.409A-3(i)(4), or its successor. The determination of the existence of a disability shall be made by the Committee.

7. Termination of Election to Defer

A Director may on an annual basis terminate his or her election to defer payment of Fees only if the election has not become irrevocable and effective (except in the event of an unforeseeable emergency). Such termination shall become effective on the following January 1 following any year after receipt of written notice of such election to terminate deferrals by the Secretary of the Company, or his or her designee; provided, however, that any balance in the Account of a Director prior to the effective date of termination of an election to defer shall not be affected thereby and shall be paid only in accordance with Sections 5 and 6. A Director who has filed a termination of election to defer or whose election to defer has been terminated in accordance with Section 6 may thereafter again file an election to defer in accordance with Section 3.

8. Nonassignability

During a Director’s lifetime, the right to the balance in his or her Account shall not be transferable or assignable. Nothing contained in the Plan shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or his or her beneficiary, or shall give, or be deemed to give, to any Director or his or her beneficiary any interest in any specific assets of the Company.

9. Amendment

The Board of Directors of the Company may, at any time, without the consent of the participants, amend, suspend, or terminate the Plan. Subject to the terms of this Plan, including Section 5.4, and any applicable laws and regulations, no amendment, suspension, or termination of the Plan shall operate to annul an election already in effect for the then current calendar year or for any preceding calendar year and Fees shall continue to be deferred until the end of such current calendar year in accordance with a Director’s then current election; and the balance in the Director’s Account shall continue to be payable in accordance with a Director’s then current election and, until paid, to be measured by a factor to be determined from time to time by the Committee.

10. Governing Law

The Plan shall be construed and enforced according to the laws of the State of New York, and all the provisions thereof shall be administered according to the laws of said State.

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11. Severability of Provisions

If any of the provisions of the Plan or the application thereof to any Director shall be held invalid, neither the remainder of the Plan nor its application to any other Director shall be affected thereby.

12. Effective Date

The amended and restated Plan shall become effective at 11:59 p.m. on December 31, 2007. This Plan was originally adopted on August 28, 1979; and was amended on September 25, 1984; June 28, 1988; February 28, 1989; July 8, 1992; and April 9, 1997.

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Attachment A

General

Units shall be measured by reference to the fair market value of a share of Company Stock.

Fair Market Value

For purposes of the Plan, the fair market value (“Fair Market Value”) of a share of Company Stock shall be the closing market price for that date as reported in the composite transaction table covering transactions of New York Stock Exchange listed-securities or such other amount as the Plan Committee shall ascertain reasonably to represent such Fair Market Value.

Calculation of Units

The number of Units, to be calculated to the nearest thousandth of a Unit, shall be determined (1) on the effective date of the election of the Unit Factor, by dividing (a) the balance, if any, then in a Director’s account by (b) the Fair Market Value of a Share of Company Stock on the last trading day prior to the date of election of such Factor and (2) as to Fees deferred thereafter, by dividing (a) the amount of such deferred Fees on any date on which such Fees would otherwise have been paid by (b) the Fair Market Value of a share of Company Stock on the last trading day prior to the date such deferred Fees would otherwise have been paid.

Cash Dividends

Whenever a cash dividend is paid on a share of Company Stock, the number of Units in a Director’s Account shall be increased by a number determined by dividing (1) the product of (a) the number of such Units times (b) an amount equal to the amount of the cash dividend paid on a share of Company Stock by (2) the Fair Market Value of a share of Company Stock on the last trading date prior to the appropriate dividend payment date.

Adjustments

In the event of any change in the outstanding Company Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, distribution to holders of Company Stock (other than cash dividends), or the like, the Plan Committee shall adjust appropriately the number of Units credited to a Director’s Account.

Valuation of Account Balance Referenced to Units

If a Director has elected to have his or her Account balance determined by reference to the Unit Factor, then the value at any time of the balance in such Account shall be determined by multiplying (1) the number of Units in such Account by (2) the Fair Market Value of a share of Company Stock on the last trading day prior to the date such value is determined.

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